UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2012

DST SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2012, the Compensation Committee (the “Committee”) of DST Systems, Inc. (the “Company”) approved certain changes in the compensation of Mr. Stephen C. Hooley, the Company’s Chief Executive Officer and President, in connection with his recent appointment as the Company’s Chief Executive Officer.  Effective September 13, 2012, the Committee has approved a base salary of $800,000 per year and Annual Incentive Award Program threshold, target, and maximum opportunity levels of 75%, 150% and 225% of base salary, respectively, for Mr. Hooley.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of November, 2012.

DST SYSTEMS, INC.

By:	/s/ Kenneth V. Hager
Name:	Kenneth V. Hager
Title:	Vice President, Chief Financial Officer and Treasurer